SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              January 10, 2014

Amerigo Energy, Inc.
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(Exact Name of Registrant as Specified in its Charter)


Delaware                            000-09047                20-3454263
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(State or Other Jurisdiction        (Commission             (IRS Employer
of Incorporation)                   File Number)            Identification No.)


2580 Anthem Village Dr., Henderson, NV                             89052
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:                702-399-9777
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(Former name or former address, if changed since last report.)
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Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities  Act  (17
CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 10, 2014, the Company completed the purchase of Quest Solution, Inc. ("Quest"), an Oregon corporation in the technology, software, and mobile data collection systems business.

The purchase price for Quest was $16,000,000.

 The consideration given to the shareholders of Quest Solution, Inc. were as follows:

A. A promissory note for $4,969,000, which payments are to be a minimum of 45.0% of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter. Once the Holder has received $3,375,000, the principal and interest payments on the promissory note are to be a minimum of 22.5% of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter.

The balance of the promissory note is expected to be paid before February 18, 2016, or twenty five (25) months from the date of execution of this agreement. Should the cash flow and payments from EBITDA during the term of this agreement not be sufficient to pay off the loan prior to its maturation, the loan will extend for additional twelve (12) months periods till paid off.

The holder of the note is permitted  to convert up $1,594,000 of the Promissory
Note into common shares of the Company at a ratio of one share for every $1.00 of promissory note converted. This conversion feature is non-transferrable without written consent from the Company.

B. A promissory note for $11,031,000, which payments are to be payments on the promissory note are to be a minimum of forty five percent (45%) of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter. Once the first promissory note ($4.97mm) has received $3,375,000, the principal and interest payments on this promissory note are to be a minimum of 67.5% of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter.

The balance of the promissory note is expected to be paid before January 18, 2017, or three (3) years from the date of execution of this agreement. Should the cash flow and payments from EBITDA during the term of this agreement not be sufficient to pay off the loan prior to its maturation, the loan will extend for additional twelve (12) months periods till paid off.

The holders of the notes are permitted to convert up to $4,781,000 of the Promissory Note into common shares of the Company at a ratio of one share for every $1.00 of promissory note converted. This conversion feature is non-transferrable without written consent from the Company.

The prior owners of Quest shall retain a security interest in the subsidiary until the promissory note is satisfied.

On January 10, 2014, the Company came to terms on a settlement with its prior investment in Le Flav Spirits and the related liquor brands. The Company concurrently canceled its consulting contract related to the liquor line and will be receiving back 1,765,000 of the shares that had previously been issued in conjunction with this venture. This cancellation also removed the $2,000,000 promissory note related to the acquisition, as well as the $65,000 annual consulting contract with the Consultant.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

   (a)The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 71 days after the date of the event reported in this Form 8-K.

   (d)  Exhibits

      16.1  Copy of press release filed January 11, 2014
      16.2  Copy of purchase agreement, dated January 10, 2014.
      16.3  Copy of promissory note, dated January 10, 2014


 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 14, 2014


Amerigo Energy, Inc

By: /s/ Jason F. Griffith, CPA
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 Jason F. Griffith, CPA
 Chief Executive Officer